Exhibit 8.2

November 15, 2013

Savannah River Financial Corporation 3638 Walton Way Extension Augusta, Georgia 30909

Re:                             Agreement and Plan of Merger by and among First Financial Corporation, SRMS, Inc., and Savannah River Financial Corporation

To the Board of Directors:

We have acted as counsel to Savannah River Financial Corporation, a Georgia corporation (“Savannah River”), in connection with the Reorganization, as defined and described in the Agreement and Plan of Merger dated as of August 13, 2013 (the “Merger Agreement”) by and among First Financial Corporation, SRMS, Inc., and Savannah River. Unless otherwise indicated, each defined term has the meaning ascribed to it in the Merger Agreement.  This opinion is being delivered in connection with the Registration Statement on Form S-4 (“Registration Statement”) filed by Savannah River with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In connection with this opinion, we have examined and are familiar with originals and copies, certified or otherwise identified to our satisfaction, of the (i) the Merger Agreement, (ii) the Registration Statement, and (iii) such other documents as we deem necessary or appropriate in order to enable us to render this opinion. In all our examinations, we have assumed, or will assume, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to use as copies or drafts.

In rendering our opinion, we have assumed, with your permission, that (i) the Reorganization will be effected in accordance with the Merger Agreement, and (ii) the information set forth in the Registration Statement and the statements concerning the Reorganization in the Merger Agreement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time. We have also assumed that the parties have complied with, and if, applicable, will continue to comply with, the covenants contained in the Merger Agreement.

In rendering our opinion, we have considered the applicable provisions of (i) the Internal Revenue Code of 1986, as amended and as in effect on the date hereof (“Code”), and our interpretations of the Code, (ii) the applicable Treasury Regulations promulgated under the Code and as currently in effect (“Regulations”), (iii) current administrative interpretations by the Internal Revenue Service (“Service”) of the Code and the Regulations as they apply to reorganizations, and (iv) existing judicial decisions, all of which are subject to change or modification at any time (possibly with retroactive effect) and such other authorities as we have considered relevant.

Based upon and subject to the foregoing, the discussion contained in the Registration Statement under the heading “THE MERGER — Important Federal Income Tax Consequences,” insofar as it presents legal conclusions with respect to matters of United States federal income tax law, subject to the limitations and qualifications referred to therein, accurately sets forth the material United States federal income tax consequences of the Merger and constitutes the opinion of Bryan Cave LLP.

The foregoing opinion reflects our best professional judgment as to the correct United States federal income tax consequences of the matters that it addresses. Our opinion is expressly conditioned on, among other things, the accuracy of all such facts, information, statements and representations as of the date hereof. Any material change in the law, authorities, or facts referred to, set forth, relied upon or assumed herein, or in the transaction documents could affect the conclusions stated herein. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) that would cause any statement, representation or assumption herein to be no longer be true or correct.

Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the Registration Statement or any transaction related thereto or contemplated thereby.  We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement and to the use of our name and the discussion of our opinion under the captions “THE MERGER — Important U.S. Federal Income Tax Consequences” in the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Bryan Cave LLP

BRYAN CAVE LLP